As filed with the Securities and Exchange Commission on August 7, 2018.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________
Great Western Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-1308512
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
_________________________
225 S Main Avenue
Sioux Falls, South Dakota 57104
(605-334-2548)
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
_________________________
Donald J. Straka
General Counsel
Great Western Bancorp, Inc.
225 S. Main Ave.
Sioux Falls, SD 57104
(605) 334-2548
(Name and address, including zip code, and telephone number, including area code, of agent for service)
___________________________________
Copy to:
Mark C. Dickinson
Nyemaster Goode, PC
700 Walnut, Suite 1600
Des Moines, IA 50309
(515) 283-3166
___________________________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment pursuant to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
___________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer”, “accelerated filer," “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)
Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
________________________________________________________________________________________________________________________________
Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Stock, par value $0.01 per share (3)
Preferred Stock, $0.01 per share (3)
Depositary Shares (3)
Debt Securities
Subscription Rights
Warrants (4)
Units (5)
TOTAL:

(1)    An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with General Instruction II.E. to Form S-3 under the Securities Act of 1933 (the “Securities Act”), information as to each class of securities to be registered is not specified.

(2)    In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee subject to the conditions set forth in such rules. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional shares that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)    Shares of preferred stock, common stock and depositary shares of the registrant may be issuable for separate consideration or upon conversion of other securities registered hereunder. Each depositary share will be issued under a deposit agreement, will represent a fractional interest in a share of preferred stock, and will be evidenced by a depositary receipt.

(4)    The warrants covered by this registration statement may be common stock warrants, preferred stock warrants or warrants to purchase other securities and will be issued under a warrant agreement.

(5)    Each unit will be issued under a unit agreement and will represent an interest in two or more debt or equity securities, which may or may not be separable from one another.

PROSPECTUS
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Subscription Rights
Warrants
Units
We may offer and sell, from time to time, in one or more offerings, together or separately, common stock, preferred stock, depositary shares, debt securities, subscription rights, warrants and units combining elements of the foregoing. The securities listed above may be offered by us and/or may be offered and sold, from time to time, by one or more selling shareholders to be identified in the future. The preferred stock may be offered in one or more series. The depositary shares may be exchanged for the underlying preferred stock in accordance with the applicable depositary agreement. The debt securities may consist of debentures, notes, or other types of debt and may be senior or subordinated securities. The debt securities, preferred stock, warrants and subscription rights may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The units may consist of any combination of the securities listed above.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide by supplements to this prospectus the specific terms and manner of offering of the securities that we actually offer. These prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that describes the terms and manner of offering of those securities.
We may offer and sell these securities directly or through one or more underwriters, dealers and agents, on a continuous or delayed basis, or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.
Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “GWB.” On August 7, 2018, the last sales price on the NYSE for our common stock was $42.15. You are urged to obtain current market prices for our common stock. None of the other securities that may be offered pursuant to this prospectus are listed on an exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which such securities will be listed or quoted.
Investing in our securities involves risk. You should refer to the “Risk Factors” section included in the applicable prospectus supplement and in our periodic reports and other information we file with the Securities and Exchange Commission and carefully consider that information before investing in any of these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
Our principal executive office is located at 225 S. Main Avenue, Sioux Falls, SD 57104; our telephone number is (605) 334-2548.
The date of this prospectus is August 7, 2018

EXPLANATORY NOTE
Except as otherwise stated or the context otherwise requires, references in this prospectus to:

•	“we,” “our,” “us” and our “company” refers to Great Western Bancorp, Inc., a Delaware corporation, and its consolidated subsidiaries;

•	our “bank” refers to Great Western Bank, a South Dakota banking corporation;

•
“NAB” refers to National Australia Bank Limited, an Australian public company that was our ultimate parent company prior to our initial public offering in October 2014 and, until July 31, 2015, our principal ultimate stockholder;

•	our “states” refers to the nine states (Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota) in which we currently conduct our business; and

•	our “footprint” refers to the geographic markets within our states in which we currently conduct our business.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, in one or more offerings, and separately or together, common stock, preferred stock, depositary shares, debt securities, subscription rights, warrants and units combining elements of the foregoing.
This prospectus only provides you with a general description of the securities being offered. When we issue the securities being offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” below.
You should rely only on the information contained or incorporated by reference in this prospectus and the relevant prospectus supplement. We have not authorized any other person, including any underwriter or agent, to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement, and we will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date of the front cover of this prospectus only. Our business, financial condition, results of operations, and prospects may have changed since that date.
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us from time to time directly to the public or through dealers or designated agents. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers or agents and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this registration statement and any reports, statements or other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information that we file with the SEC can also be found on our website, www.greatwesternbank.com, under the link “Investor Relations” and then “SEC Filings.” The information on, or that can be accessed through, our website is not a part of this document.

This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and is qualified in its entirety by reference to the copy of the applicable document filed with the SEC; you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits), until we or any underwriters sell all of the securities offered by this prospectus:

•	Our Annual Report on Form 10-K for the year ended September 30, 2017, filed on November 28, 2017;

•
The information contained in our Definitive Proxy Statement on Schedule 14A filed on January 10, 2018, and specifically incorporated by reference into our Annual Report on Form 10-K for the year ended September 30, 2017;

•	Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2017, March 31, 2018 and June 30, 2018 filed on February 7, 2018, May 8, 2018 and August 7, 2018, respectively;

•
Our Current Reports on Form 8-K filed on October 26, 2017, October 30, 2017, December 18, 2017, January 23, 2018, January 25, 2018, February 22, 2018, February 26, 2018, February 28, 2018, March 15, 2018, April 26, 2018, May 2, 2018, July 25, 2018 and July 26, 2018; and

•
The description of our common stock contained under the caption “Description of Capital Stock” found in our Registration Statement on Form S-1/A (Registration No. 333-198458) filed on October 3, 2014 and incorporated by reference into our Registration Statement on Form 8-A filed on October 14, 2014, and any amendments or reports filed for the purpose of updating such description.

To the extent that any information contained in any Current Report on Form 8-K or any exhibit thereto was furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.
You may request a copy of these filings, at no cost (other than for a copy of an exhibit to a filing, unless that exhibit is specifically incorporated by reference in the filing), by writing or telephoning us at the following address and telephone number:
Great Western Bancorp, Inc.
225 S. Main Avenue
Sioux Falls, SD 57105
Attn: Corporate Secretary
(605) 334-2548

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial condition and performance. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "views,"

“intends” and similar words or phrases. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including those factors identified in “Part I, Item 1A. Risk Factors” or “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended September 30, 2017, or in "Part II, Item 1A Risk Factors" of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, or the following factors:

•	current and future economic and market conditions in the United States generally or in our states in particular, including the rate of growth and employment levels;

•	our ability to anticipate interest rate changes and manage interest rate risk;

•	our ability to achieve loan and deposit growth;

•	the relative strength or weakness of the commercial, agricultural and real estate markets where our borrowers are located, including without limitation related asset and market prices;

•	declines in asset prices and the market prices for agricultural products or changes in governmental support programs for the agricultural sector;

•	our ability to effectively execute our strategic plan and manage our growth

•	our ability to successfully manage our credit risk and the sufficiency of our allowance for loan and lease loss;

•	our ability to develop and effectively use the quantitative models we rely upon in our business;

•	our ability to effectively compete with other financial services companies and the effects of competition in the financial services industry on our business;

•
operational risks or risk management failures by us or critical third parties, including without limitation with respect to data processing, information systems, cyber-security, technological changes, vendor problems, business interruption and fraud risks;

•	fluctuations in the values of our assets and liabilities and off-balance sheet exposures;

•	unanticipated changes in our liquidity position, including but not limited to changes in our access to sources of liquidity and capital to address our liquidity needs;

•
possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, including the potential negative effects of recently imposed tariffs, together with proposals for additional tariffs, on products that our customers may import or export, including among others, agricultural products;

•	possible impairment of our goodwill and other intangible assets, or any adjustment of the valuation of our deferred tax assets;

•	the effects of geopolitical instability, including war, terrorist attacks, and man-made and natural disasters;

•	the impact of, and changes in applicable laws, regulations and accounting standards, policies and interpretations, including the impact of the Tax Cuts and Jobs Act of 2017;

•	legal, compliance and reputational risks, including litigation and regulatory risks;

•	our inability to receive dividends from our bank and to service debt, pay dividends to our common stockholders and satisfy obligations as they become due;

•
expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected;

•
our ability to meet our obligations as a public company, including our obligations under Section 404 of the Sarbanes-Oxley Act of 2002 to maintain an effective system of internal control over financial reporting; and

•	other risks and uncertainties inherent to our business, including those discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017.
The foregoing factors should not be considered an exhaustive list and should be read together with the other cautionary statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement to reflect events or circumstances occurring after the date on which the statement is made or to reflect the occurrence of unanticipated events. See “Where You Can Find More Information” for information on how to obtain a copy of these documents.
GREAT WESTERN BANCORP, INC.
We are a bank holding company whose business is conducted primarily through our wholly owned subsidiary, Great Western Bank, a South Dakota state-chartered bank. We are headquartered in Sioux Falls, South Dakota, and provide a full range of banking services to our commercial, agricultural and retail customers through 173 branches primarily concentrated in select attractive markets in nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota. Our bank is focused on relationship-based business and agribusiness banking, complemented by retail banking and wealth management services. We were established more than 80 years ago and have achieved strong market positions by developing and maintaining extensive local relationships in the communities we serve. By leveraging our business and agribusiness focus, highly efficient operating model, robust approach to risk management and presence in attractive markets, we have achieved steady and profitable growth-both organically and through disciplined acquisitions.

At June 30, 2018, we had approximately $12.01 billion in total assets, $9.38 billion in total loans, $9.59 billion in total deposits and $1.82 billion of shareholders’ equity. The Federal Deposit Insurance Corporation (“FDIC”) insures deposits with our bank, up to applicable limits.
We have successfully completed nine acquisitions since 2006, including our FDIC assisted acquisition of TierOne Bank in 2010, which represented approximately $2.54 billion in acquired assets, and our 2016 acquisition of HF Financial Corp. ("HF

Financial"), which represented approximately $1.12 billion of acquired assets. Our net income was $144.8 million for fiscal year 2017 and our loans and total assets were $9.01 billion and $11.69 billion, respectively, at September 30, 2017.
Our principal executive offices are located at 225 S. Main Avenue, Sioux Falls, South Dakota 57104. Our telephone number is (605) 334-2548 and website is www.greatwesternbank.com. The information on our website is not a part of this prospectus or any prospectus supplement, and the reference to our website address does not constitute incorporation by reference of any information on that website into this prospectus or any prospectus supplement.
USE OF PROCEEDS
Unless we inform you otherwise in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. These purposes may include (1) providing capital to support our growth organically or through the acquisition of financial institutions or branches thereof in negotiated transactions, the acquisition of failed institutions from the FDIC or the acquisition of businesses related to banking, (2) repaying or refinancing existing indebtedness, (3) financing investments in our subsidiaries or capital expenditures and (4) repurchasing our outstanding common stock. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering at the time of sale. Pending such use, we may place the net proceeds in temporary investments or in deposit accounts at our bank or we may use the net proceeds to reduce our indebtedness. The prospectus supplement with respect to an offering of the securities may identify different or additional uses for the proceeds of that offering.
RISK FACTORS
Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the risks and other information we include or incorporate by reference into this prospectus and any prospectus supplement, including, in particular the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, which is incorporated by reference into this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus or any prospectus supplement, and which may be amended, supplemented or superseded from time to time by other reports we file with SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and any prospectus supplement are qualified in their entirety by these risk factors and the additional risks discussed below which also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.
We will have broad discretion over the use of the proceeds we receive from any primary offering and may apply the proceeds to uses that do not improve our operating results or the value of your securities.
We will have broad discretion to use the net proceeds to us from a primary offering, if any, and investors will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds. Although we expect to use the net proceeds from a primary offering for general corporate purposes, including without limitation additions to our working capital, capital expenditures and potential acquisitions of, or investments in, companies and technologies that complement our businesses, or potentially for the repayment of indebtedness or stock repurchases, we have not allocated these net proceeds for specific purposes. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our use of any such proceeds may not improve our operating results or increase the value of the securities being offered hereby.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS
The following table sets forth our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges and preferred stock dividends, both including and excluding interest on deposits, on a historical basis for the periods indicated. We did not have any outstanding shares of preferred stock for any of the periods indicated.

	For the Nine Months Ended		For the Fiscal Years Ended September 30,
	June 30, 2018	June 30, 2017	2017	2016	2015	2014	2013
	(dollars in thousands)
RATIO OF EARNINGS TO FIXED CHARGES
Including interest on deposits	$4.44	$5.98	$5.70	$6.33	$6.36	$5.93	$4.81
Excluding interest on deposits	$17.18	$22.24	$21.32	$21.81	$24.92	$25.36	$24.77

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Including interest on deposits	$4.44	$5.98	$5.70	$6.33	$6.36	$5.93	$4.81
Excluding interest on deposits	$17.18	$22.24	$21.32	$21.81	$24.92	$25.36	$24.77

For the purpose of computing the foregoing ratios, “earnings” represent net income plus fixed charges and the provision for income taxes, and “fixed charges”, excluding interest on deposits, consist of interest on outstanding debt, interest capitalized and the estimated portion of rental expense attributable to interest. The term “preferred stock dividends” is the amount of pre-tax earnings that is required to pay dividends on outstanding preferred stock, which we do not have.
THE SECURITIES WE MAY OFFER
General
This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, subscription rights, warrants and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The applicable prospectus supplement and other offering material will describe the material terms and provisions of the various types of securities that we may offer, which may add to, change or update the terms and conditions of the securities described in this prospectus. We will indicate in the applicable prospectus supplement whether the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
DESCRIPTION OF CAPITAL STOCK
The following is a summary of all material characteristics of our capital stock as set forth in our Amended and Restated Certificate of Incorporation (our “certificate of incorporation”) and our Amended and Restated Bylaws (our “bylaws”). The summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws and applicable provisions of the Delaware General Corporation Law, as amended from time to time (the “DGCL”). You should refer to, and read this summary together with, our certificate of incorporation and bylaws to review all of the terms of our capital stock. When we offer to sell shares of our capital stock, we will describe the specific terms of the offering and the shares in a prospectus supplement.
We are authorized to issue 565,000,000 shares of all classes of capital stock, consisting of 500,000,000 shares of common stock with a par value of $0.01 per share (“common stock”), 50,000,000 shares of non-voting common stock with a par value of $0.01 per share (“non-voting common stock”), and 15,000,000 shares of preferred stock with a par value of $0.01 per share. As of June 30, 2018, there were 58,911,563 shares of common stock outstanding, and no shares of non-voting common stock or preferred stock outstanding.

Common Stock and Non-Voting Common Stock
Our common stock trades on the NYSE under the symbol “GWB.” As of June 30, 2018, approximately 1,375,889 shares of common stock were reserved for issuance under our 2014 Omnibus Incentive Compensation Plan, which provides for grants of various stock or stock-based awards to our officers and certain other employees. In addition, as of June 30, 2018, approximately 121,333 shares of common stock were reserved for issuance under our 2014 Non-Employee Director Plan, which provides for grants of various stock or stock-based awards to our non-employee directors.
If we offer shares of our capital stock for sale under this prospectus, we will provide a prospectus supplement that describes the terms of the offering, including the number of shares offered and the offering price. You should note that the rights and privileges of holders of our capital stock are subject to any preferences that our board of directors may set for any series of preferred stock that we may issue in the future. These preferences may relate to voting, dividend and liquidation rights, among other things.
The following summary of the terms of our capital stock is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings.
Voting Rights
Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights. Directors are elected by a plurality of the votes cast. The holders of non-voting common stock do not have any voting power and are not entitled to vote on any matter, except as otherwise required by law and as described herein. In addition to any other vote required by law, the affirmative vote of a majority of the outstanding shares of our common stock or non-voting common stock, each voting separately as a class will be required to amend, alter or repeal (including by merger, consolidation or otherwise) any provision of our certificate of incorporation that adversely affects the rights, preferences or privileges of the common stock or non-voting common stock, respectively, in a manner that is materially adverse from the effect of such amendment, alteration or repeal on the other class of our capital stock, as applicable.
Conversion of Non-Voting Common Stock
Any holder of non-voting common stock may convert any number of shares of non-voting common stock into an equal number of shares of common stock at the option of the holder if such conversion is in connection with a transfer (i) that is part of a widely distributed public offering of our common stock, (ii) to an underwriter for the purpose of conducting a widely distributed public offering, (iii) that is part of a transfer of non-voting common stock not requiring registration under the Securities Act in which no one transferee (or group of associated transferees) acquires the right to purchase in excess of 2% of our common stock then outstanding (including pursuant to a related series of transfers), or (iv) that is part of a transaction approved by the Federal Reserve and the FDIC. We will reserve for issuance a number of shares of common stock into which all outstanding shares of non-voting common stock may be converted.
Dividends
Holders of our common stock and non-voting common stock are entitled to receive dividends only if, as and when declared by our board of directors out of funds legally available, subject to certain restrictions imposed by state and federal laws and the preferential dividend rights of any preferred stock then outstanding. Our ability to declare and pay dividends on our stock is also subject to numerous limitations applicable to bank holding companies under federal and state banking laws, regulations and policies. Federal bank regulators are authorized to determine under certain circumstances relating to the financial condition of a bank holding company or a bank that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, under the DGCL, we may only pay dividends from legally available surplus or, if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. Surplus is generally defined as the excess of the fair value of our total assets over the sum of the fair value of our total liabilities plus the aggregate par value of our issued and outstanding capital stock.
Because we are a holding company and do not engage directly in other business activities of a material nature, our ability to pay dividends on our stock depends primarily upon our receipt of dividends from our bank, the payment of which is subject to numerous limitations under federal and state banking laws, regulations and policies. In general, dividends by our bank may only be declared from its net profits and may be declared no more than once per calendar quarter. The approval of the South Dakota Director of Banking is required if our bank seeks to pay aggregate dividends during any calendar year that would exceed the sum of its net profits from the year to date and retained net profits from the preceding two years, minus any required transfers to surplus. Moreover, under the Federal Deposit Insurance Act, or FDIA, an insured depository institution may not pay any dividends if the institution is undercapitalized or if the payment of the dividend would cause the institution to become undercapitalized. In addition, the federal bank regulatory agencies have issued policy statements providing that FDIC-insured depository institutions and their holding companies should generally pay dividends only out of their current operating earnings.

Liquidation Rights
In the event of our liquidation, dissolution or winding up, holders of common stock and non-voting common stock are entitled to share ratably in all of our assets remaining after payment of liabilities, including but not limited to the liquidation preference of any then outstanding preferred stock. Because we are a bank holding company, our rights and the rights of our creditors and stockholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of our subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against our subsidiary.
No Preemptive or Other Rights
Holders of our common stock and our non-voting common stock are not entitled to any preemptive, subscription or redemption rights, and no sinking fund will be applicable to our common stock or our non-voting common stock.
Transfer Agent and Registrar for Common Stock
Computershare Investor Services LLC serves as the registrar and transfer agent of our common stock. The transfer agent and registrar for any non-voting common stock will be set forth in any applicable prospectus supplement.
Preferred Stock
We are authorized to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the stockholders. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to fix and determine the designation, terms, preferences, limitations and relative rights thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased (but not above the total number of shares of preferred stock authorized under our certificate of incorporation) or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares. Without stockholder approval, we could issue preferred stock that could impede or discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders may believe is in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.
If we offer shares of our preferred stock for sale under this prospectus, we will provide a prospectus supplement that describes the terms of the preferred stock and the offering, including the number of shares offered and the offering price. To the extent required, this description will include:

•	the title, designation and number of shares to be offered;

•	the price at which the shares will be issued;

•
the dividend rate, or method of determining such rate, any conditions upon which such dividends will be paid, the date(s) the dividends are payable, and whether the dividends will be cumulative and the date from which dividends will accumulate;

•	the amount payable on such shares out of our assets upon liquidation, dissolution or winding up of the affairs of our company and the relative rights of priority, if any, of payment;

•	any requirements that a sinking fund or purchase fund be provided for the redemption or purchase of the shares of such series;

•	whether the shares will be convertible or exchangeable into any other class or series of stock, and if applicable, the conversion or exchange rate and any adjustments thereto;

•	whether the shares will be redeemable and, if redeemable, the redemption price and the terms and conditions relating to the redemption of the shares;

•	voting rights, if any, of the shares;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the shares;

•	any other powers, preferences, rights and qualifications, limitations and restrictions thereon, to the extent not inconsistent with the terms of the DCGL; and

•	the exchange or market, if any, where the shares will be listed or traded.
No Preemptive Right
Holders of our preferred stock are not entitled to any preemptive or subscription rights.
Transfer Agent and Registrar for Preferred Stock
The transfer agent and registrar for any series of preferred stock will be set forth in any applicable prospectus supplement.
Authorized but Unissued Capital Stock
The DGCL does not generally require stockholder approval for the issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. However, the listing requirements of the NYSE or any other exchange would apply so long as any capital stock remains listed on such exchange and require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities they may believe are in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.
Anti-Takeover Effects of Provisions of Applicable Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Business Combination Statute
We are a Delaware corporation subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, we may not engage in any “business combination” with any “interested stockholder” for a three-year period following the time such stockholder became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares as specified in Section 203; or

•
at or subsequent to such time, the business combination is approved by our board of directors and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes, among other things, a merger or asset or stock sale of us or any of our majority-owned subsidiaries or any other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.
Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement described above would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.
Federal Banking Law
The ability of a third party to acquire our stock is also limited under applicable U.S. banking laws, including regulatory approval requirements. The Bank Holding company Act of 1956 (the “BHC Act”) requires any “bank holding company” to obtain the approval of the Federal Reserve before acquiring, directly or indirectly, more than 5% of our outstanding common stock. Any

“company,” as defined in the BHC Act, other than a bank holding company is required to obtain the approval of the Federal Reserve before acquiring “control” of us. “Control” generally means (i) the ownership or control of 25% or more of a class of voting securities, (ii) the ability to elect a majority of the directors or (iii) the ability otherwise to exercise a controlling influence over management and policies. A person, other than an individual, that controls us for purposes of the BHC Act is subject to regulation and supervision as a bank holding company under the BHC Act. In addition, under the Change in Bank Control Act of 1978, as amended, and the Federal Reserve’s regulations thereunder, any person, either individually or acting through or in concert with one or more persons, is required to provide notice to the Federal Reserve prior to acquiring, directly or indirectly, 10% or more of our outstanding common stock (or any other class of our voting securities).
Classified Board
Our certificate of incorporation provides that our board of directors shall be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors. These procedures provide that notice of such stockholder proposal or nomination of director must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information required to be provided by our bylaws.
Limits on Written Consents
Our certificate of incorporation provides that any action to be taken by the stockholders that the stockholders are required or permitted to take must be effected at a duly called annual or special meeting of stockholders. Our stockholders are not permitted to take action by written consent.
Annual Meetings; Limits on Special Meeting
We have annual meetings of stockholders. Subject to the rights of the holders of any series of preferred stock, special meetings of the stockholders may be called only by (i) our board of directors, (ii) the Chairperson of the Board, or (iii) our Chief Executive Officer.
Amendments to our Governing Documents
Generally, the amendment of our certificate of incorporation requires approval by our board of directors and a majority vote of stockholders; however, certain material amendments (including amendments with respect to provisions governing board composition and actions by written consent) require the approval of at least 75% of the votes entitled to be cast by the outstanding capital stock in the elections of our board of directors. Any amendment to our bylaws requires the approval of either a majority of our board of directors or holders of at least 75% of the votes entitled to be cast by the outstanding capital stock in the election of our board of directors. The approval of at least 75% of our board of directors is also required to amend our bylaws to increase the number of directors. In addition to any other vote required by law, the affirmative vote of a majority of the outstanding shares of common stock or non-voting common stock, each voting separately as a class, will be required to amend, alter or repeal (including by merger, consolidation or otherwise) any provision of our certificate of incorporation that adversely affects the privileges, preferences or rights of our common stock or non-voting common stock, respectively, in a manner that is materially adverse from the effect of such amendment, alteration or repeal on the other class of our capital stock, as applicable. Any amendment to our certificate of incorporation (whether by merger, consolidation or otherwise) to increase or decrease the authorized shares of any class of common stock must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class or series, as applicable.
Sole and Exclusive Form
Our certificate of incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or (iv) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein and the claim not being one which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to this provision of our certificate of incorporation. This choice of forum provision may have the effect of discouraging lawsuits against us and our directors, officers, employees and agents. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the provision of our certificate of incorporation to be inapplicable or unenforceable.
Indemnification and Limitation of Liability
Our bylaws provide generally that we will indemnify and hold harmless, to the full extent permitted by law, our directors, officers, employees and agents, as well as other persons who have served as our directors, officers, employees or agents and other persons who serve or have served at our request at another corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise in connection with any actual or threatened action, suit or proceeding, subject to limited exceptions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations.
Our certificate of incorporation limits, to the full extent permitted by law, the personal liability of our directors in actions brought on our behalf or on behalf of our stockholders for monetary damages as a result of a director’s breach of fiduciary duty while acting in a capacity as a director. Our certificate of incorporation does not eliminate or limit our right or the right of our stockholders to seek injunctive or other equitable relief not involving monetary damages.
DESCRIPTION OF DEPOSITARY SHARES
The terms of any depositary shares and any depositary receipts that we offer for sale and any deposit agreement relating to a particular series of preferred stock will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares that will be filed with the SEC any time we issue depositary shares.
General
We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus summary. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.
If necessary, the prospectus supplement will also provide a description of the U.S. federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holder of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions. We will agree to take all reasonable actions that the bank depositary deems necessary in order to enable the bank depositary to vote as instructed. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Depositary Agreement
Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement that has been amended thereby.
The depositary agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of our company.
We may terminate the depositary agreement at any time, and the bank depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the bank depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.
Charges of Bank Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.
Resignation and Removal of Bank Depositary
The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.
Withdrawal of Preferred Stock
Except as otherwise provided in the applicable prospectus supplement, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the office of the bank depositary, provided that the related depositary shares have not previously been called for redemption. If a depositary receipt delivered by a holder evidences a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of whole shares of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts for such preferred stock after such withdrawal.

Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, in whole or in part, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata, or any other equitable method the bank depositary may determine.
Miscellaneous
The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.
Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
DESCRIPTION OF DEBT SECURITIES
We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We will issue debt securities under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement which we refer to as the “trustee.” The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and the trustee.
This prospectus describes certain general terms and provisions of debt securities that we may offer. The senior and subordinated indentures are substantially identical except as described below under “Subordinated Debt Securities” in this section. The following summary of the general terms and provisions of the indentures is not complete. You should read the indentures for provisions that may be important to you.
When we offer to sell a particular series of debt securities, the prospectus supplement will describe the specific terms of the series, and it will also address whether the general terms and provisions described below apply to the particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the forms of indenture.
General
Unless otherwise provided in a supplemental indenture, our board of directors, or a committee of the board, will set the particular terms of each series of debt securities, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indenture, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:

•	the title of the debt securities;

•	the designation, aggregate principal amount, currency or composite currency and denominations;

•	the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

•	the denominations in which the debt securities will be issued if other than denominations of $1,000 and any integral multiple thereof;

•
whether the debt securities will be senior or subordinated, or any combination thereof, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities”;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the maturity date and other dates, if any, on which principal will be payable;

•
the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

•	the place(s) where principal of, premium and interest on the debt securities will be payable;

•
provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other specific terms of such debt securities.
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.
In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.
The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.
Covenants
The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.
Consolidation, Merger and Sale of Assets
We may not consolidate or merge with, or sell or lease all or substantially all of our properties and assets to, any person (which we refer to as a “successor”), or permit any other person to consolidate with or merge into us or convey, transfer or lease all or substantially all of that person’s properties and assets to us, unless:

•
we are the surviving corporation or the successor (if not us) is a corporation organized and existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•
immediately after giving effect to the transaction, no event of default, and no event which after the giving of notice or lapse of time or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Events of Default
For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:

•
default in the payment when due of any installment of interest on any debt security of that series, or any additional amounts owed with respect to such security for certain taxes, assessments or other governmental charges, which default is not cured within 30 days (unless we deposit the entire amount of the payment owed with the trustee or with a paying agent prior to the expiration of this 30-day period);

•	default in the payment when due of principal of or premium on any debt security of that series;

•	default in the deposit when due of any sinking fund payment in respect of any debt security of that series;

•
our breach of any covenant or warranty in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series), which breach is not cured within 90 days after delivery of written notice thereof from the trustee to us or from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series to us or the trustee, as provided in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization involving us.
The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).
If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series, though our subordinated debt securities may not grant holders this right to accelerate. Such acceleration is automatic (with no notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•
the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have requested the trustee in writing (and offered reasonable indemnity to the trustee) to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indenture we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indenture provides that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We may amend the indenture if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment without the consent of the specific holder of an affected debt security then outstanding if that amendment will:

•	reduce the amount of such holders’ debt securities;

•
reduce the interest rate of, or extend the time for payment of, interest (including default interest) on any debt security or any additional amounts owed with respect to such security for certain taxes, assessments or other governmental charges;

•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a payment default on any debt security (except a rescission of acceleration by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•
make any payment on any debt security, or any additional amounts owed with respect to such security for certain taxes, assessments or other governmental charges, in currency other than that stated in the debt security;

•	adversely affect the right to convert any debt security;

•
make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Legal Defeasance and Covenant Defeasance
Legal Defeasance
We may deposit with the trustee, in trust, cash or cash equivalents in an amount that, is sufficient in the opinion of a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be to make all payments of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. Unless otherwise provided under the applicable series of debt securities, upon making the deposit we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
Under the indenture (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series.
Covenant Defeasance and Events of Default
If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.
The Trustee
The trustee will be identified in the prospectus supplement. The indentures limit the right of the trustee, should it become a creditor of ours, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.
Subordinated Debt Securities
The indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.
Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.
We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:

•
a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or

•
a default (other than a payment default) that permits holders of designated senior indebtedness to accelerate its maturity occurs and is continuing, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated.
No new payment blockage period may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments, including any liquidated damages, on the debt securities that have come due have been paid in full in cash. Generally, a non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.
If the trustee or any holder of the subordinated debt securities receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.
In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.
The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.
We are obligated to pay reasonable compensation to the trustee and to indemnify it against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of the holders of the subordinated debt securities in respect of all funds collected or held by the trustee.
Certain Definitions
“indebtedness” means:

1)
all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business;

2)	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

3)	all obligations and liabilities under leases required by generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

4)
all obligations and other liabilities under any real property lease or related document which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor;

5)	all obligations under interest rate or other swaps, caps or collar agreements or other similar instruments or agreements;

6)	all direct or indirect guaranties or similar agreements in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

7)	any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold; and

8)
any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness or other obligation described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:

•
indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

•	our indebtedness to any of our majority-owned subsidiaries.

Governing Law
Unless otherwise set forth in the prospectus supplement applicable to the particular series of debt securities, the indenture and the debt securities will be governed by, and construed in accordance with, the laws of the Delaware.
Ranking
The senior debt securities will rank equally in respect of payment with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries.
The debt securities will be obligations of our company. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our subsidiaries, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.
DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
We summarize below the material provisions that will apply to the subscription rights unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The description in the applicable prospectus supplement and other offering material of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement, which will be filed with the SEC if we offer these rights. We urge you to read the applicable rights agent agreement, the applicable prospectus supplement and any other offering material in their entirety.
General
Each series of the subscription rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any subscription rights we offer will include specific terms relating to the offering, including, among others:

•	the price, if any, for the rights;

•	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

•	the number of rights to be issued to each stockholder;

•	the extent to which the subscription rights are transferable;

•	the conditions to completion of the offering;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed;

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of such rights;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights; and

•	any applicable U.S. federal income tax considerations.
Exercise of Rights
Each subscription right will entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights become void and of no further force or effect. Upon receipt of payment and the rights certificate properly completed, timely submitted and duly executed as provided in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
To the extent that any particular terms of the subscription rights, rights agent agreement or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.
DESCRIPTION OF WARRANTS
We may offer from time to time warrants for the purchase of common stock, preferred stock or other securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent who will be specified in the warrant agreement and in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
We summarize below the material provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The description in the applicable prospectus supplement and other offering material of any warrant we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, both of which will be filed with the SEC if we offer warrants. We urge you to read the applicable warrant agreement and forms of warrant certificates, the applicable prospectus supplement and any other offering material in their entirety to understand the terms and conditions of the warrants.
To the extent that any particular terms of the warrants, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.
General
We may issue warrants for the purchase of shares of our common or preferred stock, or other types of securities, either individually or in combination with other debt securities or capital stock by any prospectus supplement and may be attached to or separate from any offered securities. The terms of each warrant will be discussed in the applicable prospectus supplement relating to the particular series of warrants. The form(s) of certificate representing the warrants and/or the warrant agreement will be, in each case, filed with the SEC as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part on or prior to the date of any prospectus supplement relating to an offering of the particular warrant. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.
The prospectus supplement relating to any series of warrants that are offered by this prospectus will describe, among other things, the following terms to the extent they are applicable to that series of warrants:

•	the total number of warrants to be issued;

•	the price or prices at which we will issue the warrants, if any;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants and the exercise price for such securities;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	anti-dilution and any other provisions to adjust the number or amount of securities to be delivered upon exercise of the warrants;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	whether the warrants will be in registered or bearer form;

•	information with respect to book-entry registration and transfer procedures, if any;

•	a discussion of material considerations relating to U.S. federal income tax laws and the federal Employee Retirement Income Security Act of 1974, as amended;

•	call provisions of the warrants, if any;

•	the identity of the warrant agent; and

•	any other terms of the warrants.
Exercise of Warrants
Each warrant will entitle the holder to purchase the number of shares of common stock, preferred or such other securities for cash at the exercise price stated in, or calculable as described in, the applicable prospectus supplement and warrant agreement. Warrants may be exercised as provided in the applicable prospectus supplement and otherwise in accordance with the procedures set forth in the applicable prospectus supplement. Upon the proper exercise of the warrants and our receipt of the full exercise price, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants are exercised, a new warrant certificate will be issued for the remaining warrants. Each warrant may entitle the holder to purchase for cash, or, in limited circumstances, by effecting a cashless exercise for, the number of shares of our common or preferred stock at the exercise price that is described in the applicable prospectus supplement. Warrant certificates may be exchanged for new warrant certificates of different denominations.
Stockholder Rights
Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock, preferred stock or other securities will not have any rights of holders of the common stock, preferred stock or other securities purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.
Enforceability of Rights; Governing Law
The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Delaware.
Transfer Agent and Registrar
The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.
DESCRIPTION OF UNITS
We may offer from time to time units comprising of two or more securities described in this prospectus in any combination. We will issue each unit so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). A unit agreement will govern the terms of any units we issue. The unit agreement may provide that the securities included in the unit may not be held or transferred separately at any time or before a specified date. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.
We summarize below the material provisions that will apply to the units unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The description in the applicable prospectus supplement and other offering material of any unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, together with the agreements that govern the underlying securities, which will be filed with the SEC if we offer units. We urge you to read the applicable unit agreement, the agreements that govern the underlying securities, the applicable prospectus supplement and any other offering material in their entirety to understand the terms and conditions of the units.
To the extent that any particular terms of the units or unit agreement described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.
General
We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	a discussion of material considerations relating to U.S. federal income tax laws and the federal Employee Retirement Income Security Act of 1974, as amended; and

•	whether the units will be issued in fully registered global form.
FORMS OF SECURITIES
Each debt security and, to the extent applicable, warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name the investor or the investor’s nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, the investor or the investor’s nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities and Book Entry System
We may issue the registered debt securities and, to the extent applicable, warrants, subscription rights, depositary receipts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or depositary agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or depositary agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or depositary agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or depositary agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, agent of the trustees or agent of the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
General
We may sell the securities covered by this prospectus inside and outside the United States from time to time through one or more underwriters, dealers or agents, directly to one or more purchasers (including our existing stockholders), or through a combination of these methods. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the times of sale, at prices related to such prevailing market prices or at negotiated prices.
The terms of the offering of securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, if required, filed pursuant to Rule 424(b) under the Securities Act. Such supplement will describe, among other things:

•	the type and terms of the securities being offered;

•	the names of any underwriters, dealers or agents and the number of securities underwritten or purchased by each;

•	the purchase price of the securities;

•	the proceeds we will receive from the sale of the securities and the uses thereof;

•	any purchase options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions, agency fees or other compensation payable to underwriters or agents;

•	any initial public offering price;

•	any discounts or concessions allowed or re-allowed or repaid to dealers; and

•	the securities exchanges or markets on which the securities will be listed, if any.
Underwriters, Dealers and Agents
If we use one or more underwriters in any sale of securities offered under this prospectus, the underwriters will acquire the securities for their own account. The underwriters may then resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may offer the securities to the public directly or through underwriting syndicates represented by managing underwriters. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The underwriters may change from time to time any public offering price and any discounts or concessions they allow or re-allow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming such underwriter.
If we use dealers in any sale of securities offered under this prospectus, we will sell the securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale or at a fixed price agreed to with us at the time of sale. In addition, we may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.
Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be “underwriters” as defined in the Securities Act. Any discounts, commissions or profits they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in the prospectus supplement are underwriters of the securities offered in such prospectus supplement, and we will describe their compensation in the prospectus supplement.

We may also effect sales of securities offered under this prospectus from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the NYSE or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers.
Direct Sales
We may choose to sell the securities offered under this prospectus directly. In this case, no underwriters, dealers or agents would be involved except as otherwise indicated in a prospectus supplement.
We may sell the securities offered under this prospectus directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to resales of those securities. The terms of these sales will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us at a specific price under delayed delivery contracts. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.
Passive Market Making, Stabilization and Other Activities
Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE. Any shares of common stock sold hereunder will be listed on the NYSE. We may elect to list any other series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents and their affiliates. We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates a connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.
Any underwriters who are qualified market makers on the NYSE may engage in passive market making transactions in our common stock on the NYSE in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
In order to facilitate the offering of any of the securities offered under this prospectus, we may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with SEC orders, rules and regulations, including Regulation M, and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, syndicate short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as will be described in the applicable prospectus supplement.
Limitations Under State Law
Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with. We are not making an offer of securities in any state that does not permit such an offer.
Indemnification
We expect that any agreements we may enter into with underwriters, dealers and agents will include provisions entitling them to indemnification by us against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution from us with respect to payments which the underwriters, dealers or agents may be required to make in respect of such civil liabilities. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Nyemaster Goode PC, Des Moines, Iowa. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the expenses to be incurred in connection with the sale and distribution of the securities being registered, all of which will be paid by Great Western Bancorp, Inc. (the “Registrant”). Because an indeterminate amount of securities are covered by this Registration Statement, expenses in connection with the issuance and distribution of securities are not currently determinable.

SEC Registration Fee	$ *
Printing Expenses	**
Legal Fees and Expenses	**
Trustee Fees and Expenses	**
Rating Agencies’ Fees and Expenses	**
Accounting Fees and Expenses	**
Miscellaneous Expenses	**
Total	$ **
* Deferred in accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, as amended.
** Not presently known.
Item 15. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (the “DGCL”) permits indemnification of the Registrant’s officers and directors under certain conditions and subject to certain limitations. Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the DGCL
Article VI of the Registrant’s amended and restated bylaws provide generally that the Registrant will indemnify and hold harmless, to the full extent permitted by the DGCL, the Registrant’s directors, officers, employees and agents, as well as other persons who have served as the Registrant’s directors, officers, employees or agents and other persons who serve or have served at the Registrant’s request at another corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise in connection with any actual or threatened action, suit or proceeding, subject to limited exceptions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, the Registrant’s ability to provide indemnification to it’s directors and officers is limited by federal banking laws and regulations.
As permitted by Section 102(b)(7) of the DGCL, Article XI of the Registrant’s amended and restated certificate of incorporation limits, to the full extent permitted by the DGCL, the personal liability of the Registrant’s directors in actions brought on the Registrant’s behalf or on behalf of the Registrant’s stockholders for monetary damages as a result of a director’s breach of fiduciary duty while acting in a capacity as a director. The Registrant’s amended and restated certificate of incorporation does not eliminate or limit the Registrant’s right or the right of the Registrant’s stockholders to seek injunctive or other equitable relief not involving monetary damages.
The Registrant has purchased directors’ and officers’ liability insurance. The Registrant believes that this insurance is necessary to attract and retain qualified directors and officers.

Item 16. Exhibits
A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.
Item 17. Undertakings

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)     each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)     each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)     Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
(iv)     Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(B)
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(D)
The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(E)
The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, (A) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (B) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux Falls, State of South Dakota, on August 7, 2018.

Great Western Bancorp, Inc.
By:	/s/ Peter Chapman
Name:	Peter Chapman
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ken Karels and Peter Chapman, and each of them, as attorneys-in-fact, for him or her and in his or her name, place and stead, in any and all capacities, so long as such individual remains an executive officer of Great Western Bancorp, Inc., to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 7th day of August, 2018.

Signatures	Title

/s/ Ken Karels
Ken Karels	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ James Brannen
James Brannen	Director

/s/ Frances Grieb
Frances Grieb	Director

/s/ Thomas Henning
Thomas Henning	Lead Independent Director

/s/ James Israel
James Israel	Director

/s/ Stephen Lacy
Stephen Lacy	Director

/s/ Daniel Rykhus
Daniel Rykhus	Director

/s/ James Spies
James Spies	Director

/s/ Peter Chapman
Peter Chapman	Chief Financial Officer and Executive Vice President (Principal Financial Officer and Principal Accounting Officer)

INDEX TO EXHIBITS

Number	Description

1.1**	Form of Underwriting Agreement

3.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended September 30, 2014 filed by Great Western Bancorp, Inc. on December 12, 2014)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed by Great Western Bancorp, Inc. on August 28, 2014 (File No. 333-198458))

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed by Great Western Bancorp, Inc. on August 28, 2014 (File No. 333-198458))

4.2
Indenture, dated as of December 17, 2003, between Great Western Bancorporation, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed by Great Western Bancorp, Inc. on August 28, 2014 (File No. 333-198458))

4.3
Guarantee Agreement, dated as of December 17, 2003, between Great Western Bancorporation, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.15 to Amendment No. 1 to the Registration Statement on Form S-1 filed by Great Western Bancorp, Inc. on September 25, 2014 (File No. 333-198458))

4.4
First Supplemental Indenture dated October 17, 2014, between Great Western Bancorporation, Inc., Great Western Bancorp, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K for the fiscal year ended September 30, 2014 filed by Great Western Bancorp, Inc. on December 12, 2014)

4.5
Amended and Restated Declaration of Trust of Great Western Statutory Trust IV, dated December 17, 2003 (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1 filed by Great Western Bancorp, Inc. on August 28, 2014 (File No. 333-198458))

4.6
Indenture, dated as of March 10, 2006, between Great Western Bancorporation, Inc. and LaSalle Bank National Association (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-1 filed by Great Western Bancorp, Inc. on August 28, 2014 (File No. 333-198458))

4.7
Guarantee Agreement, dated as of March 10, 2006, between Great Western Bancorporation, Inc. and LaSalle Bank National Association (incorporated by reference to Exhibit 4.16 to Amendment No. 1 to the Registration Statement on Form S-1 filed by Great Western Bancorp, Inc. on September 25, 2014 (File No. 333-198458))

4.8
First Supplemental Indenture, dated as of October 17, 2014, among Great Western Bancorporation, Inc., Great Western Bancorp, Inc. and U.S. Bank National Association, successor to LaSalle Bank National Association (incorporated by reference to Exhibit 4.5 to the Annual Report on Form 10-K for the fiscal year ended September 30, 2014 filed by Great Western Bancorp, Inc. on December 12, 2014)

4.9
First Supplemental Indenture, among Great Western Bancorporation, Inc., Great Western Bancorp, Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.6 to Amendment No. 1 to the Registration Statement on Form S-1 filed by Great Western Bancorp, Inc. on September 25, 2014 (File No. 333-198458))

4.10
Amended and Restated Declaration of Trust of GWB Capital Trust VI, dated as of March 10, 2006 (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-1 filed by Great Western Bancorp, Inc. on August 28, 2014 (File No. 333-198458))

4.11
Indenture, dated as of June 1, 2005, between Sunstate Bancshares, Inc. and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-1 filed by Great Western Bancorp, Inc. on August 28, 2014 (File No. 333-198458))

4.12
Guarantee Agreement, dated as of June 1, 2005, between Sunstate Bancshares, Inc. and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 4.16 to Amendment No. 1 to the Registration Statement on form S-1 filed by Great Western Bancorp, Inc. on September 25, 2014 (File No. 333-198458))

4.13
First Supplemental Indenture, dated as of May 10, 2007, between Great Western Bancorporation, Inc. and The Bank of New York Trust Company, National Association (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-1 filed by Great Western Bancorp, Inc. on August 28, 2014 (File No. 333-198458))

4.14
Second Supplemental Indenture, dated October 17, 2014, between Great Western Bancorporation, Inc., Great Western Bancorp, Inc. and The Bank of New York Trust Company, National Association (incorporated by reference to Exhibit 4.9 to the Annual Report on Form 10-K for the fiscal year ended September 30, 2014 filed by Great Western Bancorp, Inc. on December 12, 2014)

4.15
Amended and Restated Declaration of Trust of Sunstate Bancshares Trust II, dated as of June 1, 2005 (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-1 filed by Great Western Bancorp, Inc. on August 28, 2014 (File No. 333-198458))

Number	Description

4.16
Subordinated Note Purchase Agreement, dated July 31, 2015, between Great Western Bancorp, Inc. and the Note Purchasers identified on Schedule I thereto, and any assignees thereof, including the form of Subordinated Note issued to each of such Purchasers (incorporated by reference to Exhibit 4.19 to the Annual Report on Form 10-K for the fiscal year ended September 30, 2015 filed by Great Western Bancorp, Inc. on December 11, 2015)

4.17
First Supplemental Indenture, dated as of May 13, 2016, among Great Western Bancorp, Inc., HF Financial Corp., and Wilmington Trust Company, as Trustee (relating to the HF Financial Capital Trust III trust preferred securities) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Great Western Bancorp, Inc. on May 16, 2016)

4.18
First Supplemental Indenture, dated as of May 13, 2016, among Great Western Bancorp, Inc., HF Financial Corp., and Wilmington Trust Company, as Trustee (relating to the HF Financial Capital Trust IV trust preferred securities) (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by Great Western Bancorp, Inc. on May 16, 2016)

4.19
First Supplemental Indenture, dated as of May 13, 2016, among Great Western Bancorp, Inc., HF Financial Corp., and Wilmington Trust Company, as Trustee (relating to the HF Financial Capital Trust VI trust preferred securities) (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by Great Western Bancorp, Inc. on May 16, 2016)

4.20
First Supplemental Indenture, dated as of May 13, 2016, among Great Western Bancorp, Inc., HF Financial Corp., and Wilmington Trust Company, as Trustee (relating to the HF Financial Capital Trust V trust preferred securities) (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed by Great Western Bancorp, Inc. on May 16, 2016)

4.21**	Form of Depositary Agreement (including form of Depositary Receipt) with respect to Depositary Shares

4.22 *	Form of Indenture for Senior Debt Securities

4.23 *	Form of Indenture for Subordinated Debt Securities

4.24**	Form of Senior Debt Security

4.25**	Form of Subordinated Debt Security

4.26**	Form of Subscription Rights Agent Agreement

4.27**	Form of Warrant Agreement (including form of warrant)

4.28**	Form of Unit Agreement (together with Unit Certificate)

5.1*	Opinion of Nyemaster Goode PC

12.1 *	Statement Regarding Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends

23.1 *	Consent of Ernst & Young LLP

23.2*	Consent of Nyemaster Goode PC (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on signature pages)

25.1***	Statement of Eligibility of Trustee on Form T-1 under the Senior Debt Indenture

25.2***	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Debt Indenture

* Filed herewith

** To be filed, if necessary, by amendment or as an exhibit to one or more Current Reports on Form 8-K and incorporated herein by reference.

*** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.